EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the inclusion in this Registration Statement on Form S-8 of our report dated March 4, 1999, on our audits of the consolidated financial statements of Juno Online Services, Inc. (formerly Juno Online Services, L.P. and Subsidiary) as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998.


/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

New York, New York
May 25, 1999